UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2012
MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)
48084-7186
(Zip code)
Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On November 14, 2012, Meritor, Inc. (“Meritor”) issued a press release and will hold a conference call regarding its financial results for the fourth quarter and fiscal year ended September 30, 2012. The release is furnished as Exhibit 99a to this Form 8-K. The presentation by Meritor accompanying the above-referenced conference call will be posted on the Meritor website (www.meritor.com).
     The information in item 2.02 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05. Costs Associated with Exit or Disposal Activities
On November 8, 2012, the Board of Directors of Meritor, Inc. approved a global restructuring plan intended to reduce labor and other fixed costs in response to market conditions.
As part of these actions, the Company expects to eliminate approximately 450 salaried and hourly positions, the majority of which are outside the United States, and to close one remanufacturing plant in Canada. The Company currently estimates cash expenditures of approximately $18 million will be incurred over the next 2 years in connection with these actions. The estimated charges include approximately $13 million of employee severance costs, with the remainder related to plant closure costs.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99a – Press release of Meritor, Inc., dated November 14, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: November 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
99a	Press release of Meritor, Inc., dated November 14, 2012